UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2008

RAVEN BIOFUELS INTERNATIONAL CORPORATION
(exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52475
(Commission File Number)

26-2934327
(IRS Employer Identification No.)

61 South Paramus Road, Paramus, New Jersey 07652
(Address of principal executive offices and Zip Code)

1-866-929-7823
Registrant's telephone number, including area code

________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On August 26, 2008, we entered into stock option agreements with our officer and director, John Sams, and Nicholas DeVito. The stock option agreement with Mr. Sams provides for the grant of 750,000 options and the stock option agreement with Mr. DeVito provides for the grant of 650,000 options. The options are exercisable at a price of $0.50 per share and vest in equal monthly installments over a twenty four month period.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously announced, we entered into a letter of intent with Superior Biotechnologies Corporation pursuant to which we agreed to negotiate a definitive agreement for the acquisition from Superior of certain contractual rights and intellectual property rights for the payment of $75,000 and the return of 400 shares of Superior that we had received from Nicholas DeVito, a shareholder of Superior. The consideration was also to consist of our company assuming liability for a loan of $875,000 that was provided from Tribune Capital Partners SA to Superior. The proceeds from this loan were used by Superior to fund license payments and further development of the technology that it held under license.

On June 10, 2008 we entered into the definitive asset purchase agreement with Superior for the asset acquisition which primarily consists of the acquisition of a Technology License Agreement that Superior currently has from Pure Energy Corporation, and the acquisition of an agreement for the rights to construct a bio-fuel plant in India.

The acquisition of the technology license will allow our company to deploy the two stage dilute acid hydrolysis as well as other rights and options with respect to Pure Energy. This technology will provide us with the technology required for the construction of bio-refineries for the production of ethanol and other high value chemicals. We closed the asset purchase and related agreements with Superior on August 26, 2008.

Item 3.02    Unregistered Sales of Equity Securities.

On July7, 2008, we approved the issuance of 350,000 shares of common stock to Nicholas, in exchange for 400 shares of Superior held by Mr. DeVito. The common stock was issued to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 5.02    Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June13, 2008, Ian Grant resigned as a director and officer of our company. We would like to thank Mr. Grant for his assistance in guiding the company through this transitional phase into its new ventures.

Item 9.01    Exhibits

10.1	Stock Option Agreement dated August 26, 2008, between our company and John Sams.

10.2	Stock Option Agreement dated August 26, 2008, between our company and Nicholas DeVito.

10.3	Share Purchase Agreement dated June 10, 2008, between our company and Nicholas DeVito.

10.4	Consent to Assignment dated June 10, 2008, between our company, Tribune Capital Partners, S.A. and Superior Biotechnologies Corporation.

10.5	Mutual Release and Waiver of Claims dated June 10, 2008, between our company, Tribune Capital Partners, S.A. and Superior Biotechnologies Corporation.

10.6	Bill of Sale, Assignment and Assumption Agreement dated June 10, 2008, between our company and Superior Biotechnologies Corporation.

10.7	Asset Purchase Agreement dated June 10, 2008, between our company and Superior Biotechnologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN BIOFUELS INTERNATIONAL CORPORATION

/s/ John Sams
John Sams, President and Chief Operating Officer
Date: August 29, 2008